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                                                                    EXHIBIT 23.1




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





   We have issued our reports dated June 21, 2002 (except the third paragraph of Note A as to which the date is July 17, 2002), accompanying the consolidated financial statements and schedule included in the Annual Report of America's Car-Mart, Inc. on Form 10-K for the year ended April 30, 2002. We hereby consent to the incorporation by reference of said reports in the Registration Statements of America's Car-Mart, Inc. on Form S-8 (File Nos. 33-59519, 33-59527, 33-41960,
33-22590, 33-71090, and 333-38475).




Grant Thornton LLP



Dallas, Texas
July 18, 2002